We hereby consent to the use of our name as auditing firm in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 26, 1997 filed by Acadia National Health Systems, Inc. on Form 10-KSB.


     Berry, Dunn, McNeil & Parker
     December 23, 1997

     Portland, Maine